EXHIBIT 21




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                                                                 EXHIBIT 21


                    AVON PRODUCTS, INC. AND SUBSIDIARIES


Subsidiaries of the Registrant

     Avon Products, Inc. ("Avon"), a New York corporation, consolidates all majority owned subsidiaries. The principal consolidated subsidiaries, all of which are wholly owned by Avon or its wholly owned subsidiaries, except as indicated, are listed below. Included on the list below are subsidiaries which individually are not significant subsidiaries but primarily represent subsidiaries in countries in which the Company has direct selling operations. The names of Avon's other consolidated subsidiaries, which are primarily wholly owned by Avon or its wholly owned subsidiaries, are not listed because all such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.


                                                           Incorporation
Company                                                    Country or State
-------                                                    ----------------
Cosmeticos Avon S.A.C.I.                                   Argentina
Avon Cosmetics Australia Proprietary Limited               Australia
Avon Products Pty. Limited                                 Australia
Avon Cosmetics Vertriebsgesellschaft m.b.h                 Austria
Arlington Limited                                          Bermuda
Stratford Insurance Company, Ltd.                          Bermuda
Productos Avon Bolivia Ltda.                               Bolivia
Avon Cosmeticos, Ltda.                                     Brazil
Avon Canada, Inc.                                          Canada
Avon Direct Inc.                                           Canada
Cosmeticos Avon S.A.                                       Chile
Compagnia de Venta Directa Seller Chile S.A.               Chile
Avon Products (Guangzhou) Ltd. (60%),                      China
CS Avon Cosmetics, Spol. sr.o.                             Czech Republic
Avon Capital Corporation                                   Delaware
Avon Diversified Services, Inc.                            Delaware
Avon International Operations, Inc.                        Delaware
Avon-Lomalinda, Inc.                                       Delaware
Avon-Mirabella, Inc.                                       Delaware
Marbella Dominicana                                        Delaware
Manila Manufacturing Company                               Delaware
Productos Avon S.A.                                        Dominican Republic
Productos Avon Ecuador S.A.                                Ecuador




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Productos Avon, S.A.                                       El Salvador
Avon S.A.                                                  France
Avon Cosmetics GmbH                                        Germany
Productos Avon de Guatemala, S.A.                          Guatemala
Productos Avon, S.A.                                       Honduras
Avon Cosmetics (FEBO) Limited                              Hong Kong
Avon Cosmetics Hungary KFT                                 Hungary
Avon Service Center, Inc.                                  Illinois
P.T. Avon Indonesia (85%)                                  Indonesia
Albee Dublin Finance Company                               Ireland
Avon Limited                                               Ireland
Avon Cosmetics S.p.A.                                      Italy
Avon Products Company Limited (66%)                        Japan
Live and Life Company Limited                              Japan
Avon Cosmetics (Malaysia) Sendirian Berhad                 Malaysia
Avon Cosmetics, S.A. de C.V.                               Mexico
Avonova, S.A. de C.V. (49%)                                Mexico
M.I. Holdings, Inc.                                        Missouri
Avon Americas, Ltd.                                        New York
Avon Overseas Capital Corporation                          New York
Avon Cosmetics Limited                                     New Zealand
Productos Avon S.A.                                        Panama
Productos Avon S.A                                         Peru
Productos De Belleza, S.A.                                 Peru
Avon Cosmetics, Inc.                                       Philippines
Avon Products Mfg., Inc.                                   Philippines
Beautifont Products, Inc.                                  Philippines
Avon Cosmetics Polska Sp. z.o.o.                           Poland
Avon Cosmeticos, Lda.                                      Portugal
Avon Cosmetics Spal s.r.o.                                 Slovak Republic
Avon Beauty Products Company                               Russia
Avon Cosmetics, S.A.                                       Spain
Avon Cosmetics (Taiwan) Ltd.                               Taiwan
Avon Products Limited                                      Taiwan
Avon Cosmetics (Thailand) Ltd.                             Thailand
California Manufacturing Company Ltd.                      Thailand
Eczacibasi Avon Kosmetik Urunleri                          Turkey
  Sanayi ve Ticaret A.S. (50%)
Avon Cosmetics Limited                                     United Kingdom
Avon European Holdings Ltd.                                United Kingdom
Avon Cosmetics de Venezuela, C.A.                          Venezuela